EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement ("Agreement"), dated as of October 3, 2008, is made by and among PRIMELEAD SHAREHOLDERS INC., a corporation organized under the laws of the Republic of the Marshall Islands (the "Buyer"), and ENTREPRENEURIAL SPIRIT HOLDINGS INC., a corporation organized under the laws of Liberia, ADVICE INVESTMENTS S.A., a corporation organized under the laws of Liberia, MAGIC MANAGEMENT INC., a corporation organized under the laws of Liberia and DEEP SEA INVESTMENTS INC., a corporation organized under the laws of the Republic of the Marshall Islands (collectively, the "Sellers").

RECITALS

WHEREAS, the Sellers together own all of the issued and outstanding common shares of DRILLSHIPS HOLDINGS INC., a corporation organized under the laws of the Republic of the Marshall Islands ("DrillShips Holdings"), which, in turn, is the direct owner of all of the issued and outstanding common shares of Hydra Shareholders Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Hydra Shareholders") and Paros Shareholders Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Paros Shareholders"), which, in turn, is the direct owner of all of the issued and outstanding common shares of Drillship Hydra Owners Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Hydra Owners") and Drillship Paros Owners Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Paros Owners");

WHEREAS, DrillShips Holdings, through Hydra Owners and Paros Owners, has contracted two newbuilding ultra-deep water drillships identified as DrillShips 1837 and 1838 with Samsung heavy Industries Co., Ltd.;

WHEREAS, the Buyer is a wholly owned subsidiary of DryShips Inc. ("DRYS"), a corporation organized under the laws of the Republic of the Marshall Islands and the shares of which are listed on the Nasdaq Global Market;

WHEREAS, the Buyer, through a wholly-owned subsidiary, owns all of the issued and outstanding common shares of OCEAN RIG ASA ("Ocean Rig"), a corporation organized under the laws of Norway which, in turn, owns, through two subsidiaries, two existing ultra-deep water drilling rigs, the Leiv Eiriksson and the Eirik Raude;

WHEREAS, prior to the Closing Date (as defined in Section 2.2 below), the Buyer shall have purchased all of the issued and outstanding shares of the respective owning companies (collectively, the "DRYS Owners") of two additional newbuilding ultra-deep water drillships, identified as Hull 1865 and Hull 1866 being constructed by Samsung Heavy Industries Co., Ltd.;

WHEREAS, the Sellers wish to sell and the Buyer wishes to buy all of the issued and outstanding common shares of DrillShips Holdings (the "Shares") on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements stated herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement have the meanings specified in (a) the preamble, (b) the recitals, (c) this Article I or (d) elsewhere in this Agreement, as the case may be:

Claim means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

Companies means DrillShips Holdings, Hydra Shareholders, Paros Shareholders, Hydra Owners and Paros Owners.

Constitutional Documents means all constituent documents of the Sellers and each of the Companies, including their respective Articles of Incorporation and By-Laws.

Contract means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, commitment, instrument, permit, concession, franchise or license, written or oral.

Corporate Records means (a) the Constitutional Documents of the Companies; and (b) all minutes of meetings and resolutions of stockholders and directors of the Companies.

Governmental Body means any (a) nation, state, country, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multinational governmental organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

Laws means all statutes, treaties, codes, ordinances, decrees, rules, regulations, municipal bylaws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, certificates, codes, licenses, permits, approvals, guidelines, voluntary restraints, inspection reports, or any provisions of such laws, including general principles of common law and equity and the requirements of all Governmental Bodies, binding or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them.

Lender Consent means, with respect to the sale of the Shares, the written consent of DVB BANK AG, as the representative of the syndicate of lenders to the Sellers, the receipt of which shall be a condition precedent to the transactions contemplated herein.

Lien means (whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (i) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof; or (ii) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors, and which under applicable law has the foregoing effect, including any adverse Claim.

Newbuilding Contracts means the (i) Contract for the Construction and Sale of Hull 1837 by and between Hydra Owners and Samsung Heavy Industries Co., Ltd. and (ii) the Contract for the Construction and Sale of Hull 1838 by and between Paros Owners and Samsung Heavy Industries Co., Ltd., each dated September 17, 2007.

Orders means judgments, writs, decrees, compliance agreements, injunctions, rules, awards, settlement agreements or orders of any Governmental Body or arbitrator.

Person means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

Proceeding means an action, suit, litigation, claim, investigation, legal, administrative or arbitration proceeding.

ARTICLE II

PURCHASE OF SHARES; CLOSING

Section 2.1 Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, the Sellers, jointly and severally, agree to sell, transfer, convey, assign and deliver to the Buyer, and the Buyer agrees to acquire and buy from the Sellers, the Shares, free and clear of all liens, except as disclosed pursuant to Section 3.7 below.

Section 2.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on a date to be mutually agreed among the parties which shall be promptly following the receipt of the Lender Consent, in the premises of Deverakis Law Office, Omega Building, 80 Kifisias Avenue, Marousi, Athens, Greece, or at such other place upon which the Buyer and the Sellers shall agree. The date on which the Closing is to be held is referred to in this Agreement as the "Closing Date."

Section 2.3 Purchase Price. The aggregate purchase price for the Shares that shall be paid to the Sellers on the Closing Date shall be such number of shares of common stock of the Buyer as represents the fair market value of Drillships 1837 and 1838, after taking into account the debt of the Companies being assumed by the Buyer, and subject to adjustment as provided in Section 2.4 and Section 2.5 below, in an amount equal to twenty-five percent (25%) of all the issued and outstanding shares of the Buyer on the Closing Date, such number of shares being referred to herein as the Purchase Price.

Section 2.4 Capital Structure Purchase Price Adjustment. The number of shares of the Buyer being issued to the Sellers as the Purchase Price is predicated on the capital structure of the Buyer, on a pro forma basis, including the relative equity contributions of Ocean Rig, on the one hand, the DRYS Owners, and of the Companies, on the other, to the capitalization of the Buyer on a consolidated pro forma basis, all as set forth in Schedule 2.4 hereto (the "Pro Forma Balance Sheet") with such updates and adjustments as shall be necessary to reflect subsequent events up to and through the Closing Date. Should the relative equity contributions of Ocean Rig, the DRYS Owners and the Sellers to the total shareholder's equity of the Buyer change between the signing of this Agreement and the Closing, then the percentage of the shares of the Buyer that shall be issued to Sellers as the Purchase Price shall be adjusted, upward or downward, as the case may be, to reflect such change.

Section 2.5 Unknown Liabilities Readjustment. If, commencing on the date hereof and terminating twelve (12) months from the Closing Date, the Buyer and/or any of its subsidiaries shall be subject to any liability that is not reflected in the Pro Forma Balance Sheet set forth on Schedule 2.4 or not reserved for in the financial statements of Ocean Rig for any reason other than due to the Buyer's purchase of the Shares or otherwise through no fault of the Sellers, the percentage of shares to be allocated to the Sellers shall be adjusted accordingly, by way of issuing additional common shares of the Buyer; provided that in the event (i) the additional common shares are issued subsequent to the Closing Date, and (ii) during the period since the Closing Date, the Buyer has paid any dividends on its common shares, the Sellers shall also be entitled to receive an amount in cash equal to such dividends promptly following any such adjustment of the Purchase Price as provided for herein.

Such adjustment shall be made by reducing the equity allocated to DRYS on account of the equity contribution of OCEAN RIG.

For example:

The initial equity allocation of the Buyer is as follows:

X = equity attributed to DRYS on account of Ocean Rig + the DRYS Owners

Y = equity attributed to the Sellers on account of DrillShips Holdings and its subsidiaries which indirectly or directly owns DrillShips 1837 and 1838

A = The amount of the additional Ocean Rig tax liability

If Ocean Rig becomes liable during the applicable period for additional taxes in an amount equal to A, then the revised equity allocation shall be as follows:

X' = X - A (The reduced equity to be attributed to the Buyer (Ocean Rig + the DRYS Owners) on account of the Ocean Rig tax liability)

Y' = Y + A (The increased equity to be attributed to Seller)

The revised percentage Seller will receive of shares of the Buyers shall be:

Sellers Percentage = Y + A / X + Y

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers, jointly and not severally, hereby represent and warrant to the Buyer on the date hereof and as of the Closing Date as follows:

Section 3.1 Organization of the Sellers.  (a) Each of the Sellers is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

Section 3.2 Organization of the Companies.  (a) Each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.  (b) The Sellers have heretofore delivered to the Buyer complete and correct copies of the Constitutional Documents of the Companies as currently in effect and the other Corporate Records. The Corporate Records are accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable Laws and in compliance with the Constitutional Documents. None of the Companies is in default under or in violation of its Constitutional Documents.

Section 3.3 Authority of the Sellers.  (a) Each of the Sellers has full legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action taken on the part of the Sellers and no other corporate proceedings on the part of the Sellers is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (c) that this Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of each of the Sellers, enforceable against it in accordance with its terms.

Section 3.4 Consents and Approvals; No Violation, With Respect to the Sellers. Neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of Constitutional Documents of the Sellers; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body other than those that have been made or obtained; (c) except for the requirement to obtain the Lender Consent, result in a default (or give rise to any right of amendment, termination, cancellation, consent, acceleration or loss of a material benefit) under the terms, conditions or provisions of any Contract, instrument or other obligation to which the Sellers or any of their assets may be bound, except in such cases where the requisite waivers or consents have been obtained; (d) result in the creation of any Lien upon any of the properties or assets of the Sellers under the terms, conditions or provisions of any Contract, instrument or other obligation to which the

Sellers or any of their assets may be bound or affected; or (e) violate any Law or Order applicable to the Sellers or their assets.

Section 3.5 Consents and Approvals; No Violation, With Respect to the Companies. Neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Constitutional Documents of the Companies; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body other than those that have been made or obtained; (c) except for the requirement to obtain the Lender Consent, result in a default (or give rise to any right of amendment, termination, cancellation, consent, acceleration or loss of a material benefit) under the terms, conditions or provisions of any Contract, instrument or other obligation to which the Companies or any of their assets may be bound, except in such cases where the requisite waivers or consents have been obtained; (d) result in the creation of any Lien upon any of the properties or assets of the Companies under the terms, conditions or provisions of any Contract, instrument or other obligation to which the Companies or any of their assets may be bound or affected; or (e) violate any Law or Order applicable to the Companies or their assets.

Section 3.6 Capitalization. (a) Schedule 3.6 sets forth the amount of authorized capital stock and the amount of the issued and outstanding shares of capital stock of the Companies. The Shares constitute all of the issued and outstanding common shares of DrillShips Holdings; all such common shares are duly authorized, validly issued, fully paid and non-assessable and are owned legally and beneficially by the Sellers, as set forth on Schedule 3.6. Other than this Agreement, there is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by the Sellers of the Shares, and there is no obligation on the part of the Sellers to grant, extend or enter into any of the foregoing.

(b) DrillShips Holdings is the legal and beneficial owner of all of the issued and outstanding shares of Hydra Shareholders and Paros Shareholders; all such common shares are duly authorized, validly issued, fully paid and non-assessable and are owned legally and beneficially by DrillShips Holdings, as set forth on Schedule 3.6.   There is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting,  issuance,  sale,  delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by DrillShips Holdings of the shares of its subsidiaries, Hydra Shareholders and Paros Shareholders, and there is no obligation on the part of DrillShips Holdings to grant, extend or enter into any of the foregoing. DrillShips Holdings does not, directly or indirectly, own any capital stock of or other equity interest in any Person other than as set forth on Schedule 3.6.

(c) Hydra Shareholders is the legal and beneficial owner of all the issued and outstanding shares of Hydra Owners; all such common shares are duly authorized, validly issued, fully paid and non-assessable and are owned legally and beneficially by Hydra Shareholders, as set forth on Schedule 3.6.  There is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by Hydra Shareholders of the shares of its subsidiary, DrillShip Hydra Owners and there is no obligation on the part of Hydra Shareholders to grant, extend or enter into any of the foregoing. Hydra Shareholders does not, directly or indirectly, own any capital stock of or other equity interest in any Person other than as set forth on Schedule 3.6.

(d) Paros Shareholders is the legal and beneficial owner of all the issued and outstanding shares of Paros Owners; all such common shares are duly authorized, validly issued, fully paid and non-assessable and are owned legally and beneficially by Paros Shareholders, as set forth on Schedule 3.6. There is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by Paros Shareholders of the shares of its subsidiary, DrillShip Paros Owners Inc., and there is no obligation on the part of Paros Shareholders to grant, extend or enter into any of the foregoing. Paros Shareholders does not, directly or indirectly, own any capital stock of or other equity interest in any Person other than as set forth on Schedule 3.6.

Section 3.7 Ownership of Purchased Shares. The Sellers own and hold the Shares free and clear of all Liens or other limitations affecting the Sellers' ability to vote such shares or to transfer such shares to the Buyer, except as disclosed on Schedule 3.7 hereto. At the Closing, the Sellers will transfer, assign and transmit good and marketable title to and deliver the Shares to Buyer, free and clear of all Liens, except as disclosed in Schedule 3.7.

Section 3.8 Ownership of the Shares of the Companies. (a) DrillShips Holdings owns and holds the shares of Hydra Shareholders and Paros Shareholders free and clear of all Liens or other limitations affecting DrillShips Holdings' ability to vote such shares or to transfer such shares, except as disclosed on Schedule 3.7 hereto.

(b) Hydra Shareholders owns and holds the shares of Hydra Owners free and clear of all Liens or other limitations affecting Hydra Shareholder's ability to vote such shares or to transfer such shares, except as disclosed on Schedule 3.7 hereto.

(c) Paros Shareholders owns and holds the shares of Paros Owners free and clear of all Liens or other limitations affecting Paros Shareholder's ability to vote such shares or to transfer such shares, except as disclosed on Schedule 3.7 hereto.

Section 3.9 Pro Forma Balance Sheet. Set forth in Schedule 2.4 is a true and correct copy of the pro forma consolidated balance sheet of the Buyer which gives effect to the transactions contemplated hereby and is adjusted for the equity contributions attributable to Ocean Rig and the DRYS Owners and such Pro Forma Balance Sheet is accurate and complete.

Section 3.10 Liabilities. Except as set forth on Schedule 3.10, none of the Companies has any Liabilities, including any tax liability, which are not fully reflected or noted in the Pro Forma Balance Sheet, as updated and adjusted for subsequent events up to and through the Closing Date, except those which have been incurred in the ordinary course of business since the date thereof.

Section 3.11 Contracts.  (a) All Contracts to which the Companies, or any of them, is a party or bound by, is set forth on Schedule 3.11 and there is not, under any Contract,

any default or event which, with notice or lapse of time, or both, would constitute a material default on the part of any of the parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained, and all such Contracts are in full force and effect, constitute the legal and binding obligations of the respective parties thereto, and have not been modified or amended, except as set forth on Schedule 3.11, and true and correct copies of such Contracts or are appended thereto. All Contracts to which the Companies, or any of them, will become a party, or will be bound by, are also set forth on Schedule 3.11 and drafts of such Contracts are appended thereto.

(b) All amounts due under the Newbuilding Contracts and any related supervision or other ancillary agreements have been paid.

(c) To the best knowledge of the Sellers, no counterparty to any Contract to which the Companies, or any of them, is a party is in default under any such Contract.

Section 3.12 No Other Business. None of the Companies has conducted any business other than (i) the ownerships of its subsidiaries as set forth on Schedule 3.6; (ii) the purchase by Drill Ships Holdings, through Hydra Owners, of Hull 1837; and (iii) the purchase by DrillShips Holdings, through Paros Owners, of Hull 1838.

Section 3.13 Proceedings With Respect to the Sellers. There is no Claim or Proceeding which is pending, or to the knowledge of the Sellers, there is no Claim or Proceeding threatened in writing, against or relating to the Sellers, or any of them, before any Governmental Body and none of the Sellers is subject to or bound by any outstanding Order.

Section 3.14 Proceedings With Respect to the Companies. There is no Claim or Proceeding which is pending, or to the knowledge of the Sellers, there is no Claim or Proceeding threatened in writing, against or relating to the Companies, or any of them, before any Governmental Body and none of the Companies is subject to or bound by any outstanding Order.

Section 3.15 No Unlawful Payments. None of the Companies, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of the Companies, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any supplier, customer, licensor, contractor, politician, government employee or other Person.

Section 3.16 Bank Accounts. Schedule 3.16 sets forth a complete and accurate list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Companies showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.

Section 3.17 Full Disclosure. No representation or warranty by the Sellers in this Agreement and no statement contained in any document or other writing furnished or to be furnished to the Buyer pursuant to the provisions hereof, when considered with all other such documents or writings, contain or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Republic the Marshall Islands and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

Section 4.2 Authority. Buyer represents and warrants (a) that it has the full legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action taken on the part of the Buyer and no other corporate proceedings on the part of the Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (c) this Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

Section 4.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated by this Agreement, nor the performance by Buyer of its obligations under this Agreement will (a) conflict with or result in any breach of any provision of the corporate organizational documents of the Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body other than those which have been made or obtained; or (c) result in a default (or give rise to any right of termination, cancellation, consent or acceleration) under any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (d) violate any Order or Law applicable to Buyer or any of its assets.

Section 4.4 Validity. There is no investigation, claim, proceeding or litigation of any type pending or, threatened to which Buyer is a party that (i) relates, or may relate, to the validity or enforceability of any of the Buyer's obligations under this Agreement or (ii) seeks (or reasonably might be expected to seek) (A) to prevent or delay the consummation by the Buyer of the transactions contemplated by this Agreement or (B) damages in connection with any such consummation.

Section 4.5  Accuracy of Information. All of the information provided by the Buyer for inclusion in Schedule 2.4 related to the capitalization of the Buyer is accurate and complete.

Section 4.6   Primelead Shares. The shares of Buyer common stock that shall be issued to the Sellers as the Purchase Price shall be issued free and clear of all Liens.

ARTICLE V

COVENANTS

Section 5.1 Lender Consent. The Sellers shall use their best efforts to obtain the Lender Consent in respect of the transactions contemplated herein on or before December 31, 2009, or such later date the parties hereto shall agree in writing.

Section 5.2 Conduct of Business Pending Closing. Buyer and Sellers agree that between the date of the execution of this Agreement and the Closing Date, (i) the Sellers shall conduct the business and maintain and preserve the assets of Sellers in the ordinary course of business, and without limiting the foregoing, the Sellers covenant to cause the Companies to make timely payments of all amounts due under the Contracts to which the Companies, or any of them, is a party except that the Sellers may receive distributions of excess cash from the Companies; (ii) the Buyer and the Sellers shall use their reasonable efforts to cause all of the representations and warranties in Article III hereof to continue to be true and correct; and (iii) none of the Companies shall incur any further debt (other than amounts drawndown under the loan agreement with DVB Bank AG specified in Schedule 3.7) without the Buyers prior written approval.

Section 5.3 Further Assurances. Subject to the prior written consent of DVB Bank AG, the Sellers shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such assignments or other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to Buyer, as shall be necessary to vest in Buyer all of the right, title and interest in and to the Shares undertaken to be sold to Buyer by the Sellers pursuant to this Agreement, free and clear of all Liens, debts, dues and duties of whatsoever nature (save as noted in Section 3.7 hereinabove), and any other document reasonably requested by the Buyer in connection with this Agreement.

Section 5.4 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law, if any.

Section 5.5 Further Consents. After the Closing Date, the Sellers shall obtain any consents or approvals or assist in any filings reasonably required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained or made.

Section 5.6 Public Announcements. Neither the Buyer on the one hand, nor the Sellers on the other hand, shall, without the prior approval of the other party, issue, or permit any of its partners, stockholders, directors, officers, employees, members, managers, agents to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, except as may be required by Law or any Governmental Body to which the relevant party is accountable.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Sellers' Indemnity Obligations. The Sellers agree to indemnify the Buyer against, and hold the Buyer harmless from and against, any amounts that arise from, are based on or relate or otherwise are attributable to (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of the Sellers in this Agreement, (b) any violation or breach by the Sellers of or default by the Sellers under the terms of this Agreement. Buyer shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section 6.1.

Section 6.2 Buyer's Indemnity Obligations. Buyer shall indemnify Seller against, and hold the Sellers harmless from and against, any and all amounts that arise from, are based on or relate or otherwise are attributable to (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of the Buyer in this Agreement, (b) any violation or breach by the Buyer of or default by Buyer under the terms of this Agreement.  The Sellers shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of their rights under this Section 6.2.

Section 6.3 Survival of Indemnity Obligation. The rights and duties contained in this Article VI shall survive the Closing.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of Buyer. The obligations of the Buyer to consummate the transactions contemplated herein are subject, at the option of the Buyer, to satisfaction of the following conditions:

(a)           Compliance.    On or prior to the Closing Date, the Sellers shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in Article III hereof shall be true and correct in all material respects (except those representations and warranties qualified by materiality shall be true and correct in all respects) on the date hereof and as of the Closing Date.

(b)           Orders, Etc. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Body or court that reasonably may be expected to prohibit consummation of the transactions contemplated by this Agreement.

(c)           Prior Acquisitions. The Buyer shall have completed the lawful acquisition of the DRYS Owners.

(d)           Consents.   All consents and approvals required in connection with the execution, delivery and performance of this Agreement shall  have been obtained unless otherwise agreed, including the Lender Consent.

Section 7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated herein are subject, at the option of the Sellers, to satisfaction of the following conditions:

(a)           Compliance.      Buyer   shall   have   complied   with   its   covenants   and agreements contained herein, and the representations and warranties contained in Article IV hereof shall be true and correct in all material respects (except those representations and warranties qualified by materiality shall be true and correct in all respects) on the date hereof and as of the Closing Date.

(b)           Orders, Etc. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Body or court that reasonably may be expected to prohibit consummation of the transactions contemplated by this Agreement.

(c)           Consents.  All consents and approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

ARTICLE VIII

TERMINATION

Section 8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)           By the mutual written agreement of Buyer and the Sellers;

(b)           By Buyer if any of the conditions set forth in Section 7.1 hereof shall have become incapable of fulfillment and shall not have been waived by Buyer;

(c)           By the Sellers if any of the conditions set forth in Section 7.2 hereof shall have become incapable of fulfillment and shall not have been waived by Seller;

(d)          By either party by written notice thereof to the other, if the Closing contemplated hereby shall not have been consummated on or before December 31, 2009 or such other date, if any, as Buyer and Seller shall agree upon in writing; or

(e)          By Buyer or the Sellers if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Body having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages in connection with, or imposing a material adverse condition upon, the consummation of this Agreement or the transactions contemplated hereby; provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 8.1 if the event giving rise to such termination right shall be due to the negligent or willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

Section 9.2 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (a) personally delivered, (b) on the fifth day after mailing, by mail, first class, postage prepaid or by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice), (c) at the time receipt is acknowledged when delivered by private mail or courier service or (d) received by facsimile at the phone number listed below:

(a)	If to Buyer to:

c/o DryShips Inc.
Omega Building
80 Kifisias Avenue
Marousi, Athens, Greece
Attn: George Economou
Telefax: +30 210 8090505

(b)	If to the Sellers to:

c/o CARDIFF MARINE INC.
Omega Building
80 Kifisias Avenue
Marousi, Athens, Greece
Attn: Mr. A. loannidis, G.M.
Fax: +30 210 8090205

Section 9.4 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

Section 9.5 Choice of Law; Resolution of Disputes. This Agreement shall be governed by and construed under the laws of the State of New York without regard to choice of law principles. All disputes, differences, controversies or claims arising out of or in connection with this Agreement shall be arbitrated in New York in the following manner. One arbitrator is to be appointed by each of the parties hereto and the two appointed arbitrators shall appoint a third arbitrator. Their decision or that of any two of them shall be final. The arbitrators shall be commercial persons, conversant with shipping matters. Such arbitration is to be conducted in accordance with the rules and on the terms current at the time when the arbitration proceedings are commenced and in accordance with the Society of Maritime Arbitrators, Inc.

Section 9.6 Construction; Section Headings. The language used in this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 9.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

For the Buyer
By:	/s/ D. Demtions
Name: D. Demtions
Title: Attorney-in-fact
For the Seller
By:	/s/ CH. Alivizatos
Name: CH. Alivizatos
Title: Attorney-in-fact